                                                                    EXHIBIT 99.1

                       CENTEX CORPORATION REPORTS RESULTS
                        FOR THIRD QUARTER AND NINE MONTHS


         DALLAS, TX January 23, 2001): Centex Corporation (NYSE: CTX) today reported the second best quarterly financial results in its history for the quarter ended December 31, 2000, the third quarter of fiscal 2001. The Company also reported results for the nine months ended December 31, 2000.

         CENTEX WILL CONDUCT A CONFERENCE CALL WITH SENIOR MANAGEMENT TO DISCUSS THE THIRD QUARTER RESULTS AND OTHER MATTERS AT 10 A.M. CENTRAL TIME (11 A.M. EASTERN TIME) TODAY. THE CONFERENCE CALL, ACCOMPANIED BY A SLIDE PRESENTATION, WILL BE WEBCAST SIMULTANEOUSLY ON THE CENTEX WEB SITE, WWW.CENTEX.COM. A REPLAY OF THE CALL, ALONG WITH THE SLIDE PRESENTATION, WILL BE AVAILABLE AT THAT SITE UNTIL FEBRUARY 6, 2001. TO LISTEN TO THE CALL BY TELEPHONE OR TO RECEIVE ADDITIONAL INFORMATION, CONTACT CENTEX INVESTOR RELATIONS AT (214)981-6503.

         Net earnings for this year's third quarter were $68,467,000 or $1.12 per diluted share, 8% higher than $63,176,000 or $1.04 per diluted share for the same quarter a year ago. Current quarter revenues of $1,638,613,000 were 15% higher than $1,429,161,000 for the same quarter last year.

         Net earnings for the first nine months of fiscal 2001 were $175,766,000, 6% less than $187,107,000 for the same period in the prior fiscal year. Diluted earnings per share for the nine months this year were $2.91, 5% less than $3.06 for the same period last year. Revenues for the first nine months of fiscal 2001 totaled $4,661,175,000, a 10% increase over $4,230,837,000 for the same period in fiscal 2000.

         For the first nine months of fiscal 2001, Centex's annualized rate of return on beginning stockholders' equity was 16.5%.

                                      MORE

CENTEX CORPORATION                                                             2


         Through its subsidiaries, Dallas-based Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage lenders and general building contractors. The Company also has operations in home services and investment real estate and owns a majority interest in Centex Construction Products, Inc., a publicly held company which produces and distributes cement, gypsum wallboard, paperboard and concrete and aggregates.

HOME BUILDING

         Operating earnings from Centex Homes (Conventional Homes) were $100.6 million for the third quarter this year, 37% higher than $73.3 million for the same quarter a year ago. Manufactured Homes reported an operating loss of $2.5 million for the current quarter versus operating earnings of $2.7 million for the same quarter last year. Total operating earnings from Home Building were $98.1 million for the third quarter this year, 29% higher than $76.0 million for the same quarter in fiscal 2000.

         Revenues from Centex Homes were $1.04 billion for the third quarter this year, 20% higher than $863 million for last year's third quarter. Manufactured Homes revenues for the current quarter were $29.5 million, 37% less than $47.2 million for the same quarter a year ago. Total Home Building revenues for the third quarter this year were $1.07 billion, a 17% increase over $910 million for the same quarter last year.

         Centex Homes' closings for the third quarter this year totaled 4,893 units, a 9% increase over 4,495 units for the third quarter last year. Home sales (orders) for this year's third quarter were 4,351 units, 6% higher than 4,089 units for the same quarter a year ago. The backlog of homes sold but not closed at December 31, 2000 totaled 8,603 units, valued at $1.79 billion, versus than 7,413 units at December 31, 1999, valued at $1.40 billion.

         The average unit sales price for Centex Homes for the current third quarter was $208,328, a 10% increase over $189,466 for the third quarter last year. The per-unit operating margin for the quarter this year was a record $20,568, a 26% increase over $16,314 for the same quarter a year ago. The Centex Homes operating margin as a percent of revenue reached 9.7% for the fiscal 2001 third quarter compared to 8.5% for the same quarter in fiscal 2000.

         Manufactured Homes produced 920 homes in the current quarter, compared to 1,386 units during the same quarter last year. The operating margin as a percent of revenue, prior to goodwill amortization and before the inclusion of the retail sales operation, was a negative 1.9% for the quarter this year versus a positive 11.8% for the same quarter a year ago.


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


CENTEX CORPORATION                                                             3

         Nine month operating earnings from Centex Homes were $262.7 million, a 30% gain over $202.7 million for the year ago period. Manufactured Homes reported an operating loss of $3.7 million for the nine month period this year versus operating earnings of $6.8 million for the same period a year ago. Total Home Building operating earnings for the first nine months of fiscal 2001 reached $259.0 million, 24% higher than $209.5 million for the same period in fiscal 2000.

         For the current nine month period, revenues from Centex Homes were $2.95 billion, 20% higher than last year's revenues for the same period. Manufactured Homes revenues were $99.8 million, 32% less than $146.0 million for the same period a year ago. Total Home Building revenues for the nine months this year reached $3.05 billion, a 17% improvement over the year ago period.

         Centex Homes' closings for the nine months this year reached 14,202 units, 10% higher than 12,854 units for the nine month period last year. Orders for Centex Homes rose 15% for the nine months this year to 15,226 units.

         Manufactured Homes produced 3,074 units during the current nine month period, a 30% decline from the units produced for the same period a year ago.

INTERNATIONAL HOME BUILDING

         London-based Fairclough Homes, which was acquired in April 1999 by Centex Development Company, L.P., built and closed 841 homes during the first nine months of fiscal 2001 versus 1,016 units for the same period a year ago. Due to the unique structure of the acquisition transaction, no significant earnings from Fairclough will be reported prior to the June 30, 2001 quarter.

INVESTMENT REAL ESTATE

         For the third quarter of fiscal 2001, Centex's Investment Real Estate operation, through which all investment property transactions are reported, had operating earnings of $13.6 million, 52% higher than earnings of $8.9 million for the year ago quarter. For the current nine months, operating earnings from Investment Real Estate were $26.7 million, an 11% increase over operating earnings of $24.1 million for the same period in fiscal 2000.

         The improvements for the quarter and the nine months were due primarily to increased land sales, the timing of which varies from quarter to quarter.

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

CENTEX CORPORATION                                                             4


FINANCIAL SERVICES

         Operating earnings from Financial Services for the quarter ended December 31, 2000 were $2.4 million, 74% less than $9.2 million for the same quarter last year. This year's third quarter Financial Services revenues of $121.3 million were 14% higher than $106.6 million for the same quarter a year ago.

         Current quarter operating earnings from CTX Mortgage Company (CTX) and related companies totaled $5.9 million for the third quarter this year compared to $5.8 million for the same quarter last year. CTX's total "A" loan originations for the current quarter were 13,566, 4% higher than 13,063 originations for the same quarter last year. "Builder" (Centex Homes) originations totaling 2,956 were 21% higher than Builder originations for last year's quarter, and Retail (third-party) originations of 10,610 were almost the same as last year.

         CTX's loan volume was $2.02 billion for the quarter this year, a 12% increase over $1.80 billion for the third quarter in fiscal 2000.
Profit-per-loan of $435 for this year's third quarter was slightly less than the per-loan profit of $445 for the same quarter last year.

         CTX's "A" loan applications totaled 12,723 for the third quarter this year, 14% higher than 11,197 applications for the year ago quarter. Builder applications rose 36% to 3,135, while Retail applications increased 8% over last year to 9,588.

         Including the $9.5 million impact of changing to the "Portfolio" method of accounting, Centex Home Equity Corporation (CHEC) reported a loss of $3.5 million for the third quarter this year compared to operating earnings of $4.5 million for the same quarter last year. CHEC originated 6,564 loans during the quarter this year, a 19% improvement over 5,526 loans for the same quarter in fiscal 2000. Loan volume reached $443 million, a 27% improvement over $354 million for the year ago quarter.

         CHEC reported a per-loan loss of $535 for the current quarter versus a per-loan profit of $808 for the same quarter last year. CHEC applications for the current quarter rose 9% over last year to 35,105.

         Financial Services operating earnings were $4.6 million for the nine month period this year, versus $42.4 million for the year ago period. For the current nine months, Financial Services revenues reached $323.7 million, 6% less than $343.9 million last year.

         CTX Mortgage's operating earnings for the nine months this year were $16.7 million, 45% less than earnings of $30.6 million for the same period in fiscal 2000. CTX's "A" loan originations for the current nine months totaled 41,833, 10% less than 46,582 originations for the same period last year. Builder originations rose 10% from a year ago while Retail originations declined 14%.


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

CENTEX CORPORATION                                                             5


         Total CTX applications for this year's nine month period were 43,919, slightly less than 44,210 applications in the year ago period. Builder applications rose 26% while Retail applications declined 7% from the year ago period.

         Including the $31.8 million impact of its change to the "Portfolio" method of accounting, CHEC reported a nine month operating loss this year of $12.0 million versus earnings of $15.0 million for the nine month period last year. CHEC's originations for the nine months this year rose 31% to 20,310. CHEC applications of 109,853 for the current nine month period represented a 22% improvement over applications for the same period in fiscal 2000.

CONSTRUCTION PRODUCTS

         Operating earnings from Centex Construction Products, Inc. (CXP), before minority interest, were $21.0 million, 54% less than $45.3 million for the same quarter a year ago. Current third quarter revenues from CXP were $90.4 million, 17% less than last year's revenues of $108.4 million for the quarter. At December 31, 2000, Centex owned 65.3% of CXP.

         For the current nine months, CXP's operating earnings, before minority interest, were $89.8 million, 32% less than $132.6 million for the same period a year ago. Revenues from CXP were $290.5 million, 10% less than $323.4 million for the same period a year ago.

         CXP's results for both the quarter and the nine months were impacted by higher fuel and energy costs along with lower product pricing in gypsum wallboard.

CONTRACTING AND CONSTRUCTION SERVICES

         Contracting and Construction Services reported operating earnings of $8.2 million for the third quarter this year, a 20% improvement over earnings of $6.8 million for the same quarter in fiscal 2000. Revenues from Contracting and Construction Services were $345.6 million for the current quarter, a 20% improvement over revenues of $288.0 million for the same quarter in the prior fiscal year.

         The Centex Construction Group received approximately $319 million of new contracts during the third quarter this year, 34% less than $487 million of new contracts for the same quarter a year ago. The backlog of uncompleted construction projects at December 31, 2000 was approximately $1.45 billion, 9% higher than the backlog of $1.32 billion reported at December 31, 1999.



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

CENTEX CORPORATION                                                             6

         Operating earnings from Contracting and Construction Services for the current nine month period were $21.2 million, a 21% improvement over $17.5 million for the same period last year. Revenues for the current nine months were $974.7 million, 5% more than revenues of $928.6 million for the nine month period a year ago.

OTHER DEVELOPMENTS

         As part of its increased focus on serving urban markets, Centex Homes announced in January that it has signed a letter of intent to acquire CityHomes, a leading builder of upscale urban townhomes in Dallas. The acquisition would include all homes under construction as well as land or lots for approximately 300 homes. CityHomes, founded in 1997, has been nationally recognized for its sophisticated luxury homes, generally priced from $250,000 to $450,000, and their impact on the revitalization of Dallas neighborhoods close to downtown.

         During the second quarter of fiscal 2001, Centex Homes signed a letter of intent to acquire the home building assets of The Selective Group, based in Farmington Hills, Michigan.

         During the third quarter of the fiscal year, Centex Construction Products, Inc. completed the purchase of certain strategic assets from the successor to Republic Group Incorporated for a purchase price, including $100 million of subordinated debt, of approximately $400 million. Among the principal strategic assets are a 1.1 billion-square-foot gypsum wallboard plant and a 220,000 ton-per-year lightweight paper mill. The acquisition makes CXP the nation's fourth largest gypsum wallboard producer and enables the company to vertically integrate into the lightweight paperboard business.

         Also during the quarter, Centex HomeTeam Pest Control acquired four pest management companies, three in Florida and one in North Carolina. The acquisitions added a total of 8,200 customers to HomeTeam Pest Control's existing customer bases in these markets, bringing its total number of customers nationwide to 121,000.

OUTLOOK

         Centex said home sales continue at a high level and home building prospects remain positive. The Company expects profits from Financial Services to increase as interest rates fall and its sub-prime loan portfolio grows. In addition, Contracting and Construction Services is expected to continue to operate at record levels. However, despite strong product volumes, earnings from Centex Construction Products will be negatively impacted by higher fuel and energy costs and lower product pricing in gypsum wallboard.

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




CENTEX CORPORATION                                                             7


         As a result, Centex said its earnings for the current fiscal year, ending March 31, 2001, should approximate those of fiscal 2000, and the Company expects to report record results during fiscal 2002.

                                  # # # # # # #

FORWARD-LOOKING STATEMENTS. THE "OTHER DEVELOPMENTS" AND "OUTLOOK" SECTIONS OF THIS PRESS RELEASE CONTAIN FORWARD- LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE CONTEXT OF THE STATEMENT AND GENERALLY ARISE WHEN THE COMPANY IS DISCUSSING ITS BELIEFS, ESTIMATES OR EXPECTATIONS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECAST IN SUCH FORWARD-LOOKING STATEMENTS. THE PRINCIPAL RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS INCLUDE THE FOLLOWING: GENERAL ECONOMIC CONDITIONS AND INTEREST RATES; THE CYCLICAL AND SEASONAL NATURE OF THE COMPANY'S BUSINESSES; ADVERSE WEATHER; CHANGES IN PROPERTY TAXES AND ENERGY COSTS; CHANGES IN FEDERAL INCOME TAX LAWS AND FEDERAL MORTGAGE FINANCING PROGRAMS; GOVERNMENTAL REGULATIONS; CHANGES IN GOVERNMENTAL AND PUBLIC POLICY; CHANGES IN ECONOMIC CONDITIONS SPECIFIC TO ANY ONE OR MORE OF THE COMPANY'S MARKETS AND BUSINESSES; COMPETITION; AVAILABILITY OF RAW MATERIALS; AND UNEXPECTED OPERATIONS DIFFICULTIES. THESE AND OTHER FACTORS ARE DESCRIBED IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2000 AND IN ITS QUARTERLY REPORTS ON FORM 10-Q FOR THE FISCAL QUARTERS ENDED JUNE 30, 2000 AND SEPTEMBER 30, 2000, EACH OF WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

NOTE ATTACHMENTS:
(1)      Summary of Consolidated Earnings
(2)      Revenues and Earnings by Line of Business (Quarter)
(3)      Revenues and Earnings by Line of Business (Nine Months)
(4)      Housing Activity by Geographic Area
(5)      Supplemental Home Building Data
(6)      Supplemental Financial Services Data
(7)      Supplemental Construction Products Data
         Contracting and Construction Services Data
(8)      Home Building Margins by Quarter (Fiscal 2001 YTD and Fiscal 2000)


FOR ADDITIONAL INFORMATION, CONTACT AT (214)981-5000:
Leldon Echols
Executive Vice President and Chief Financial Officer

Sheila E. Gallagher
Vice President-Corporate Communications



WWW.CENTEX.COM

Attachment 1




                       Centex Corporation and Subsidiaries
                        Summary of Consolidated Earnings
                                   (unaudited)
              (dollar amounts in thousands, except per share data)




                                                               Quarter Ended
                                                               December 31,
                                           ---------------------------------------------------
                                                2000               1999           Change
                                           ---------------   ---------------   ---------------
Revenues                                   $     1,638,613   $     1,429,161                15%

Earnings Before Income Taxes               $       110,494   $       101,729                 9%

Net Earnings                               $        68,467   $        63,176                 8%

Earnings Per Share:
    Basic                                  $          1.16   $          1.07                 8%
    Diluted                                $          1.12   $          1.04                 8%

Average Shares Outstanding:
    Basic                                       59,080,788        59,230,006                --%
    Diluted                                     60,929,675        60,723,572                --%


                                                            Nine Months Ended
                                                              December 31,
                                           ---------------------------------------------------
                                                 2000              1999            Change
                                           ---------------   ---------------   ---------------
Revenues                                   $     4,661,175   $     4,230,837                10%

Earnings Before Income Taxes               $       284,488   $       302,170                (6)%

Net Earnings                               $       175,766   $       187,107                (6)%

Earnings Per Share:
    Basic                                  $          2.98   $          3.15                (5)%
    Diluted                                $          2.91   $          3.06                (5)%

Average Shares Outstanding:
    Basic                                       58,946,795        59,370,180                (1)%
    Diluted                                     60,363,225        61,204,665                (1)%

Attachment 2

                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                           Quarter Ended
                                                                            December 31,
                                                     ----------------------------------------------------
                                                            2000               1999            Change
                                                     ---------------     ---------------   --------------
REVENUES

        Home Building:
               Conventional Homes                    $     1,038,810     $       863,177                  20%
               Manufactured Homes                             29,494              47,160                 (37)%
                                                     ---------------     ---------------
                    Total Home Building                    1,068,304             910,337                  17%
                                                                  65%                 64%
        Investment Real Estate                                13,023              15,908                 (18)%
                                                                   1%                  1%
        Financial Services                                   121,308             106,568                  14%
                                                                   7%                  7%
        Construction Products                                 90,410             108,370                 (17)%
                                                                   6%                  8%
        Contracting and Construction Services                345,568             287,978                  20%
                                                                  21%                 20%
                                                     ---------------     ---------------
    Total                                            $     1,638,613     $     1,429,161                  15%
                                                                 100%                100%
                                                     ===============     ===============

OPERATING EARNINGS

        Home Building:
               Conventional Homes                    $       100,640     $        73,330                  37%
               Manufactured Homes                             (2,537)              2,676                (195)%
                                                     ---------------     ---------------
                    Total Home Building                       98,103              76,006                  29%
                                                                  67%                 52%
        Investment Real Estate                                13,551               8,917                  52%
                                                                   9%                  6%
        Financial Services                                     2,376               9,223                 (74)%
                                                                   2%                  6%
        Construction Products                                 21,013              45,332                 (54)%
                                                                  14%                 31%
        Contracting and Construction Services                  8,156               6,800                  20%
                                                                   6%                  5%
        Other, net                                             3,123                (628)                597%
                                                                   2%                 --%
                                                     ---------------     ---------------
    Total Operating Earnings                                 146,322             145,650                  --%
                                                                 100%                100%

        Corporate General Expenses                            (8,458)             (8,483)
        Interest Expense                                     (21,076)            (18,467)
        Minority Interest in Construction Products            (6,294)            (16,971)
                                                     ---------------     ---------------


EARNINGS BEFORE INCOME TAXES                         $       110,494     $       101,729                   9%
                                                     ===============     ===============

Attachment 3

                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                       Nine Months Ended
                                                                          December 31,
                                                     -------------------------------------------------------
                                                            2000               1999            Change
                                                     ---------------     ---------------      --------------
REVENUES

        Home Building:
               Conventional Homes                    $     2,952,835     $     2,461,533                  20%
               Manufactured Homes                             99,777             145,978                 (32)%
                                                     ---------------     ---------------
                    Total Home Building                    3,052,612           2,607,511                  17%
                                                                  65%                 61%
        Investment Real Estate                                19,667              27,357                 (28)%
                                                                   1%                  1%
        Financial Services                                   323,717             343,932                  (6)%
                                                                   7%                  8%
        Construction Products                                290,507             323,391                 (10)%
                                                                   6%                  8%
        Contracting and Construction Services                974,672             928,646                   5%
                                                                  21%                 22%
                                                     ---------------     ---------------
    Total                                            $     4,661,175     $     4,230,837                  10%
                                                                 100%                100%
                                                     ===============     ===============

OPERATING EARNINGS

        Home Building:
               Conventional Homes                    $       262,749     $       202,678                  30%
               Manufactured Homes                             (3,727)              6,811                (155)%
                                                     ---------------     ---------------
                    Total Home Building                      259,022             209,489                  24%
                                                                  64%                 50%
        Investment Real Estate                                26,726              24,087                  11%
                                                                   7%                  6%
        Financial Services                                     4,649              42,396                 (89)%
                                                                   1%                 10%
        Construction Products                                 89,755             132,569                 (32)%
                                                                  22%                 31%
        Contracting and Construction Services                 21,226              17,470                  21%
                                                                   5%                  4%
        Other, net                                             5,040              (3,529)                243%
                                                                   1%                 (1)%
                                                     ---------------     ---------------
    Total Operating Earnings                                 406,418             422,482                  (4)%
                                                                 100%                100%

        Corporate General Expenses                           (25,963)            (23,821)
        Interest Expense                                     (65,140)            (45,828)
        Minority Interest in Construction Products           (30,827)            (50,663)
                                                     ---------------     ---------------


EARNINGS BEFORE INCOME TAXES                         $       284,488     $       302,170                  (6%)
                                                     ===============     ===============

Attachment 4

                       Centex Corporation and Subsidiaries
                       Housing Activity by Geographic Area


                                                                    Closings
                             -----------------------------------------------------------------------------------------
                                     Quarter Ended December 31,                   Nine Months Ended December 31,
                             -----------------------------------------      ------------------------------------------
                                2000            1999          Change            2000            1999          Change
                             -----------     -----------    ----------      -----------     -----------     ----------
West                               1,121           1,007            11%           3,215           2,542             26%

Midwest                              851             794             7%           2,421           2,140             13%

East                               1,007             985             2%           3,035           2,953              3%

Southeast                            644             672            (4)%          1,996           2,009             (1)%

Southwest                          1,270           1,037            22%           3,535           3,210             10%
                             -----------     -----------                    -----------     -----------

                                   4,893           4,495             9%          14,202          12,854             10%
                             ===========     ===========                    ===========     ===========

                                                                                        Sales (Orders) Backlog
                                                                            ------------------------------------------
                                                                              12/31/00        12/31/99        Change
                                                                            -----------     -----------     ----------
West                                                                              1,525           1,103             38%

Midwest                                                                           1,571           1,546              2%

East                                                                              1,788           1,346             33%

Southeast                                                                         1,659           1,625              2%

Southwest                                                                         2,060           1,793             15%
                                                                            -----------     -----------

                                                                                  8,603           7,413             16%
                                                                            ===========     ===========

                                                                   Sales (Orders)
                             -----------------------------------------------------------------------------------------
                                      Quarter Ended December 31,                   Nine Months Ended December 31,
                             -----------------------------------------      ------------------------------------------
                                2000            1999          Change            2000            1999          Change
                             -----------     -----------    ----------      -----------     -----------     ----------
West                               1,097             934            17%           3,641           2,595             40%

Midwest                              703             658             7%           2,364           2,176              9%

East                                 959             924             4%           3,304           2,907             14%

Southeast                            515             580           (11)%          2,073           2,134             (3)%

Southwest                          1,077             993             8%           3,844           3,379             14%
                             -----------     -----------                    -----------     -----------
                                   4,351           4,089             6%          15,226          13,191             15%
                             ===========     ===========                    ===========     ===========

Attachment 5

                       Centex Corporation and Subsidiaries
                         Supplemental Home Building Data

CONVENTIONAL HOMES RESULTS
          (dollars in millions, except per unit data)

                                                     Quarter Ended December 31,
                                       ---------------------------------------------------
                                                 2000                      1999
                                       ------------------------- -------------------------
Conventional Housing Revenues          $  1,038.8        100.0%  $    863.2        100.0%
Cost of Sales                              (782.4)       (75.3%)     (666.6)       (77.2%)
Selling, General & Administrative          (155.8)       (15.0%)     (123.3)       (14.3%)
                                       ----------   ----------   ----------   ----------

     OPERATING EARNINGS                $    100.6          9.7%  $     73.3          8.5%
                                       ==========   ==========   ==========   ==========

Units Closed                                4,893                     4,495

Unit Sales Price                       $  208,328                $  189,466
     % Change                                10.0%                      3.2%

Operating Earnings per Unit            $   20,568                $   16,314
     % Change                                26.1%                      1.1%



                                                   Nine Months Ended December 31,
                                        ----------------------------------------------------
                                                  2000                      1999
                                        -------------------------  -------------------------
Conventional Housing Revenues           $  2,952.8        100.0%   $  2,461.5        100.0%
Cost of Sales                             (2,251.2)       (76.2%)    (1,898.9)       (77.2%)
Selling, General & Administrative           (438.9)       (14.9%)      (359.9)       (14.6%)
                                        ----------   ----------    ----------   ----------

     OPERATING EARNINGS                 $    262.7          8.9%   $    202.7          8.2%
                                        ==========   ==========    ==========   ==========

Units Closed                                14,202                     12,854

Unit Sales Price                        $  203,071                 $  188,595
     % Change                                  7.7%                       2.4%

Operating Earnings per Unit             $   18,501                 $   15,768
     % Change                                 17.3%                       5.0%


MANUFACTURED HOMES RESULTS
     (dollars in thousands)

                                                                 Quarter Ended December 31,
                                                   --------------------------------------------------
                                                            2000                        1999
                                                   -----------------------    -----------------------
Manufactured Homes Revenues (Construction)         $ 18,330        100.0%     $ 30,349        100.0%
Cost of Sales                                       (15,098)       (82.4%)     (23,353)       (76.9%)
Selling, General & Administrative                    (3,573)       (19.5%)      (3,417)       (11.3%)
                                                   --------        -----      --------        -----

                                                       (341)        (1.9%)       3,579         11.8%
                                                   --------        =====      --------        =====

Manufactured Homes Revenues (Retail)                 10,214        100.0%       16,811        100.0%
Cost of Sales                                        (8,443)       (82.6%)     (13,175)       (78.4%)
Selling, General & Administrative                    (2,592)       (25.4%)      (3,681)       (21.9%)
                                                   --------        -----      --------        -----

                                                       (821)        (8.0%)         (45)        (0.3%)
                                                   --------        =====      --------        =====

      Manufacturing and Retail Earnings              (1,162)                     3,534
Subdivision Development Activities                     (517)                        --
Goodwill Amortization                                  (858)                      (858)
Minority Interest Expense                                --                         --
                                                   --------                   --------

      GROUP OPERATING EARNINGS                     $ (2,537)                  $  2,676
                                                   ========                   ========

UNITS
     Units Produced                                     920                      1,386
     Units Sold - Retail and Subdivision Dev.           259                        385
     Less: Intersegment Sales                          (175)                      (270)
                                                   --------                   --------

            UNITS SOLD                                1,004                      1,501
                                                   ========                   ========


                                                             Nine Months Ended December 31,
                                                  --------------------------------------------------
                                                           2000                        1999
                                                  -----------------------    -----------------------
Manufactured Homes Revenues (Construction)        $ 63,498        100.0%     $ 98,085        100.0%
Cost of Sales                                      (52,326)       (82.4%)     (76,134)       (77.6%)
Selling, General & Administrative                   (9,472)       (14.9%)     (10,822)       (11.0%)
                                                  --------        -----      --------        -----

                                                     1,700          2.7%       11,129         11.4%
                                                  --------        =====      --------        =====

Manufactured Homes Revenues (Retail)                34,166        100.0%       47,893        100.0%
Cost of Sales                                      (27,815)       (81.4%)     (38,017)       (79.4%)
Selling, General & Administrative                   (8,481)       (24.8%)     (10,623)       (22.2%)
                                                  --------        -----      --------        -----

                                                    (2,130)        (6.2%)        (747)        (1.6%)
                                                  --------        =====      --------        =====

      Manufacturing and Retail Earnings               (430)                    10,382
Subdivision Development Activities                    (723)                        --
Goodwill Amortization                               (2,574)                    (2,557)
Minority Interest Expense                               --                     (1,014)
                                                  --------                   --------

      GROUP OPERATING EARNINGS                    $ (3,727)                  $  6,811
                                                  ========                   ========

UNITS
     Units Produced                                  3,074                      4,421
     Units Sold - Retail and Subdivision Dev.          824                      1,112
     Less: Intersegment Sales                         (570)                      (810)
                                                  --------                   --------

            UNITS SOLD                               3,328                      4,723
                                                  ========                   ========

Attachment 6

                       Centex Corporation and Subsidiaries
                      Supplemental Financial Services Data



CTX MORTGAGE COMPANY
                                       Quarter Ended December 31,             Nine Months Ended December 31,
                                 ------------------------------------     ------------------------------------
                                    2000          1999        Change         2000          1999        Change
                                 ----------   ----------   ----------     ----------   ----------   ----------

Originations
          Builder                     2,956        2,449           21%         8,261        7,489           10%

          Retail                     10,610       10,614           --%        33,572       39,093          (14)%
                                 ----------   ----------                  ----------   ----------

                Total                13,566       13,063            4%        41,833       46,582          (10)%
                                 ==========   ==========                  ==========   ==========

Applications
          Builder                     3,135        2,309           36%        10,244        8,120           26%

          Retail                      9,588        8,888            8%        33,675       36,090           (7)%
                                 ----------   ----------                  ----------   ----------

                Total                12,723       11,197           14%        43,919       44,210           (1)%
                                 ==========   ==========                  ==========   ==========

Loan Volume (in billions)        $     2.02   $     1.80           12%    $     6.02   $     6.31           (5)%
                                 ==========   ==========                  ==========   ==========

Average Loan Size                $  148,800   $  138,100            8%    $  143,900   $  135,500            6%
                                 ==========   ==========                  ==========   ==========

Profit per Loan                  $      435   $      445           (2)%   $      400   $      657          (39)%
                                 ==========   ==========                  ==========   ==========



CHEC (B & C)
                                        Quarter Ended December 31,                Nine Months Ended December 31,
                                 --------------------------------------     --------------------------------------
                                     2000          1999        Change          2000           1999        Change
                                 ----------     ----------   ----------     ----------     ----------   ----------

Originations                          6,564          5,526           19%        20,310         15,506           31%
                                 ==========     ==========                  ==========     ==========

Applications                         35,105         32,341            9%       109,853         89,785           22%
                                 ==========     ==========                  ==========     ==========

Loan Volume (in billions)        $     0.44     $     0.35           27%    $     1.30     $     0.99           31%
                                 ==========     ==========                  ==========     ==========

Average Loan Size                $   67,500     $   64,000            5%    $   63,800     $   63,900           --%
                                 ==========     ==========                  ==========     ==========

Profit per Loan                  $     (535)*   $      808         (166)%   $     (589)*   $      968         (161)%
                                 ==========     ==========                  ==========     ==========


* Change in profitability relates primarily to the change, as of April 1, 2000, to the "Portfolio" method for recognizing earnings from the "Gain-on-Sale" method previously used.

Attachment 7

                       Centex Corporation and Subsidiaries


SUPPLEMENTAL CONSTRUCTION PRODUCTS DATA
     (volumes in thousands, except Gypsum Wallboard)



                                                Quarter Ended December 31,      Nine Months Ended December 31,
                                             ------------------------------     ------------------------------
                                               2000       1999       Change       2000       1999      Change
                                             --------   --------   --------     --------   --------   --------

Cement
          Sales Volumes (Tons)                    587        568          3%       1,901      1,837          3%

          Average Net Sales Price            $  67.46   $  68.72         (2)%   $  68.07   $  69.72         (2)%

Gypsum Wallboard
          Sales Volumes (MMSF)                    392        341         15%       1,098        994         10%

          Average Net Sales Price            $  78.08   $ 165.53        (53)%   $ 101.13   $ 156.86        (36)%

Paperboard
          Sales Volumes (Tons)                     24         --       N.A.           24         --       N.A.

          Average Net Sales Price            $ 374.91   $     --       N.A.     $ 374.91   $     --       N.A.

Concrete
          Sales Volumes (Cubic Yards)             175        186         (6)%        622        611          2%

          Average Net Sales Price            $  55.08   $  52.89          4%    $  53.60   $  52.17          3%

Aggregates
          Sales Volumes (Tons)                  1,160        964         20%       3,194      2,651         20%

          Average Net Sales Price            $   4.07   $   4.31         (6)%   $   4.16   $   4.30         (3)%



SUPPLEMENTAL CONTRACTING AND CONSTRUCTION SERVICES DATA
     (dollars in millions)



                                               Quarter Ended December 31,        Nine Months Ended December 31,
                                             ------------------------------     -------------------------------
                                               2000       1999       Change       2000       1999       Change
                                             --------   --------   --------     --------   --------   --------



New Contracts                                $    319   $    487        (34)%   $  1,038   $  1,314        (21)%
                                             ========   ========                ========   ========

Backlog at December 31,                      $  1,445   $  1,322          9%    $  1,445   $  1,322          9%
                                             ========   ========                ========   ========


Attachment 8



                       Centex Corporation and Subsidiaries
                    Home Building Margins - Quarterly Summary


                                                                                     For the Quarters Ending,
                                 --------------------------------------------------------------------------------------------------
                                      June 30, 1999         September 30, 1999        December 31, 1999         March 31, 2000
                                 ----------------------- ----------------------- ------------------------- ------------------------
Conventional Housing Revenues     $  754.6       100.0%    $  843.7       100.0%    $  863.2       100.0%    $1,225.3       100.0%
Cost of Sales                       (581.3)      (77.0)%     (651.1)      (77.2)%     (666.6)      (77.2)%     (953.4)      (77.8)%
                                  --------    --------     --------    --------     --------    --------     --------    --------
          GROSS MARGIN               173.3        23.0%       192.6        22.8%       196.6        22.8%       271.9        22.2%
Selling, General & Administrative   (114.2)      (15.2)%     (122.4)      (14.5)%     (123.3)      (14.3)%     (151.4)      (12.4)%
                                  --------    --------     --------    --------     --------    --------     --------    --------
          OPERATING EARNINGS      $   59.1         7.8%    $   70.2         8.3%    $   73.3         8.5%    $  120.5         9.8%
                                  ========    ========     ========    ========     ========    ========     ========    ========

Units Closed                         3,934                    4,425                    4,495                    6,050

Unit Sales Price                  $188,608                 $187,700                 $189,466                 $197,884
       % Change - Prior Year           2.3%                     1.7%                     3.2%                     4.7%

OPERATING EARNINGS/UNIT           $ 15,035                 $ 15,864                 $ 16,314                 $ 19,924
       % Change - Prior Year          10.2%                     5.4%                     1.1%                     3.5%

GROSS MARGIN PER UNIT             $ 44,052                 $ 43,525                 $ 43,737                 $ 44,942
       % Change - Prior Year           7.4%                     5.9%                     3.3%                     2.8%

SG&A Per Unit                     $ 29,029                 $ 27,661                 $ 27,430                 $ 25,025
       % Change - Prior Year           6.1%                     6.2%                     4.6%                     2.1%



                                       Fiscal Year Total
                                        March 31, 2000
                                    -----------------------
Conventional Housing Revenues         $3,686.8       100.0%
Cost of Sales                         (2,852.3)      (77.3)%
                                      --------    --------
          GROSS MARGIN                   834.5        22.7%
Selling, General & Administrative       (511.3)      (13.9)%
                                      --------    --------
          OPERATING EARNINGS          $  323.2         8.8%
                                      ========    ========

Units Closed                            18,904

Unit Sales Price                      $191,568
       % Change - Prior Year               3.2%

OPERATING EARNINGS/UNIT               $ 17,098
       % Change - Prior Year               4.4%

GROSS MARGIN PER UNIT                 $ 44,144
       % Change - Prior Year               6.3%

SG&A Per Unit                         $ 27,047
       % Change - Prior Year               9.3%

                                                                                      For the Quarters Ending,
                                  ------------------------------------------------------------------------------------------------
                                        June 30, 2000         September 30, 2000       December 31, 2000         March 31, 2001
                                  ------------------------ ----------------------- ------------------------- ---------------------

Conventional Housing Revenues       $  887.0       100.0%    $1,027.0       100.0%    $1,038.8       100.0%
Cost of Sales                         (679.5)      (76.6)%     (789.3)      (76.9)%     (782.4)      (75.3)%
                                    --------    --------     --------    --------     --------    --------     --------   --------
          GROSS MARGIN                 207.5        23.4%       237.7        23.1%       256.4        24.7%
Selling, General & Administrative     (135.0)      (15.2)%     (148.1)      (14.4)%     (155.8)      (15.0)%
                                    --------    --------     --------    --------     --------    --------     --------   --------
          OPERATING EARNINGS        $   72.5         8.2%    $   89.6         8.7%    $  100.6         9.7%
                                    ========    ========     ========    ========     ========    ========     ========   ========

Units Closed                           4,408                    4,901                    4,893

Unit Sales Price                    $196,314                 $203,900                 $208,328
       % Change - Prior Year             4.1%                     8.6%                    10.0%

OPERATING EARNINGS/UNIT             $ 16,459                 $ 18,274                 $ 20,568
       % Change - Prior Year             9.5%                    15.2%                    26.1%

GROSS MARGIN PER UNIT               $ 47,074                 $ 48,500                 $ 52,401
       % Change - Prior Year             6.9%                    11.4%                    19.8%

SG&A Per Unit                       $ 30,626                 $ 30,218                 $ 31,841
       % Change - Prior Year             5.5%                     9.2%                    16.1%



                                     Fiscal Year Total
                                       March 31, 2001
                                  -------------------------
                                        Year to Date
Conventional Housing Revenues      $2,952.8       100.0%
Cost of Sales                      (2,251.2)      (76.2)%
                                   --------    --------
          GROSS MARGIN                701.6        23.8%
Selling, General & Administrative    (438.9)      (14.9)%
                                   --------    --------
          OPERATING EARNINGS       $  262.7         8.9%
                                   ========    ========

Units Closed                         14,202

Unit Sales Price                   $203,071
       % Change - Prior Year            7.7%

OPERATING EARNINGS/UNIT            $ 18,501
       % Change - Prior Year           17.3%

GROSS MARGIN PER UNIT              $ 49,401
       % Change - Prior Year           12.9%

SG&A Per Unit                      $ 30,904
       % Change - Prior Year           10.4%